Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Post-Effective Amendments to Registration Statements on Form S-8 of our report dated February 22, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in InterDigital, Inc’s. Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 3, 2018